EXHIBIT 10.3

[ENERSYS LETTERHEAD]

JOHN D. CRAIG
Chairman, President & CEO

June 19, 2006

Mr. Richard W. Zuidema

Dear Richard:

With reference to your employment agreement (the "Employment Agreement") with EnerSys Delaware Inc., f/k/a Yuasa, Inc., (the "Company"), dated November 9, 2000, pursuant to which you are currently employed as Executive Vice President Administration of the Company, we confirm that your salary as set forth in Section 3 of the Employment Agreement is increased to $363,000.00, effective as of April 1, 2006.

Except as expressly set forth in the letter, the Employment Agreement shall remain in full force and effect.

ENERSYS DELAWARE INC.

By: /s/ John D. Craig

John D. Craig
Chairman, President & Chief Executive Officer

JDC:jls